Exhibit 99.4

Summary of Open Derivative Positions

At October 19, 2012

Period (1)	Instrument Type	Daily Volumes	Average Price (2)	Average Deferred Premium	Index
Sales of Crude Oil Production
2012
Oct - Dec	Three-way collars (3)	40,000 Bbls	$100.00 Floor with an $80.00 Limit $120.00 Ceiling	—	Brent
2013
Jan - Dec	Swap contracts (4)	40,000 Bbls	$109.23	—	Brent
Jan - Dec	Put options (5)	13,000 Bbls	$100.00 Floor with an $80.00 Limit	$6.800 per Bbl	Brent
Jan - Dec	Three-way collars (3)	25,000 Bbls	$100.00 Floor with an $80.00 Limit $124.29 Ceiling	—	Brent
Jan - Dec	Three-way collars (3)	5,000 Bbls	$90.00 Floor with a $70.00 Limit $126.08 Ceiling	—	Brent
Jan - Dec	Put options (5)	17,000 Bbls	$90.00 Floor with a $70.00 Limit	$6.253 per Bbl	Brent
2014
Jan - Dec	Put options (5)	5,000 Bbls	$100.00 Floor with an $80.00 Limit	$7.110 per Bbl	Brent
Jan - Dec	Put options (5)	30,000 Bbls	$95.00 Floor with a $75.00 Limit	$6.091 per Bbl	Brent
Jan - Dec	Put options (5)	75,000 Bbls	$90.00 Floor with a $70.00 Limit	$5.739 per Bbl	Brent
2015
Jan - Dec	Put options (5)	65,000 Bbls	$90.00 Floor with a $70.00 Limit	$6.904 per Bbl	Brent
Sales of Natural Gas Production
2012
Oct - Dec	Put options (6)	120,000 MMBtu	$4.30 Floor with a $3.00 Limit	$0.298 per MMBtu	Henry Hub
Oct - Dec	Three-way collars (7)	40,000 MMBtu	$4.30 Floor with a $3.00 Limit $4.86 Ceiling	—	Henry Hub
Oct - Dec	Swap contracts (4)	80,000 MMBtu	$2.72	—	Henry Hub
2013
Jan - Dec	Swap contracts (4)	110,000 MMBtu	$4.27	—	Henry Hub
2014
Jan - Dec	Swap contracts (4)	100,000 MMBtu	$4.09	—	Henry Hub

(1)	All of our derivatives are settled monthly.
(2)	The average strike prices do not reflect any premiums to purchase the put options.
(3)	If the index price is less than the per barrel floor, we receive the difference between the per barrel floor and the index price up to a maximum of $20 per barrel. We pay the difference between the index price and the per barrel ceiling if the index price is greater than the per barrel ceiling. If the index price is at or above the per barrel floor but at or below the per barrel ceiling, no cash settlement is required.
(4)	If the index price is less than the fixed price, we receive the difference between the fixed price and the index price. We pay the difference between the index price and the fixed price if the index price is greater than the fixed price.
(5)	If the index price is less than the per barrel floor, we receive the difference between the per barrel floor and the index price up to a maximum of $20 per barrel less the option premium. If the index price is at or above the per barrel floor, we pay only the option premium.
(6)	If the index price is less than the per MMBtu floor, we receive the difference between the per MMBtu floor and the index price up to a maximum of $1.30 per MMBtu less the option premium. If the index price is at or above the per MMBtu floor, we pay only the option premium.
(7)	If the index price is less than the per MMBtu floor, we receive the difference between the per MMBtu floor and the index price up to a maximum of $1.30 per MMBtu. We pay the difference between the index price and the per MMBtu ceiling if the index price is greater than the per MMBtu ceiling. If the index price is at or above the per MMBtu floor but at or below the per MMBtu ceiling, no cash settlement is required.